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                                   United States
                         Securities and Exchange Commission
                               Washington, D.C. 20549

                                   ---------------

                                      FORM 8-K

                                   ---------------


                                    Current Report
                       Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934



                  January 30, 1998                            1-9078
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 Date of Report (Date of earliest event reported)     Commission File Number


                               The Alpine Group, Inc.
               (Exact name of registrant as specified in its charter)



            Delaware                                22-1620387
-------------------------------        ---------------------------------------
(State or other jurisdiction of        (I.R.S. Employer Identification Number)
incorporation or organization)


                                1790 Broadway
                       New York, New York 10019-1412
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               (Address of Principal Executive Offices) (Zip Code)



                                 (212) 757-3333
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               (Registrant's telephone number, including area code)



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Item 2.   Acquisition or Disposition of Assets.

     On January 30, 1998, The Alpine Group, Inc. (the "Company") acquired American Premier Holdings, Inc., a manufacturer and distributor of refractory products in the United States and Canada (together with its subsidiaries, unless the context otherwise requires, "APHI"), through the merger (the "Merger") of APHI with and into Refraco Inc., a wholly-owned subsidiary of the Company ("Refraco"). The consideration paid by the Company in the Merger consisted of:
(i) the payment of an aggregate of $31,742,263 in cash to the stockholders of APHI; (ii) the repayment or assumption of $63,081,511 of indebtedness of APHI; and (iii) the issuance to the stockholders of APHI of shares representing 16.556% of the issued and outstanding common stock of Refraco. Prior to the consummation of the Merger, APHI's subsidiary, American Premier, Inc., spun off its American Minerals division, which produces and supplies mineral products for applications in the agricultural and steel industries, to Minerals Trading, Inc., a stockholder of APHI. The terms of the Merger, including the amount of consideration paid in connection therewith, were the result of arms-length negotiation among the Company, APHI and the stockholders of APHI. For further information with respect to the Merger, reference is made to the Agreement and Plan of Merger, dated as of January 18, 1998, among the Company, Refraco, APHI and the stockholders of APHI listed therein, which is Exhibit 1 hereto and which is incorporated herein by reference.

     APHI is a manufacturer and distributor of refractory products in the United States and Canada with net sales of $171.1 million for the year ended December 31, 1996. APHI produces a wide range of monolithic (unformed) and specialty refractories, ceramic fiber refractories and pre-formed ceramic shapes. These products are used in virtually every industrial process requiring heating or containment of a solid, liquid or gas at high temperature. The major industries served by these products include iron and steel, ferrous and non-ferrous foundries, power generation, hydrocarbon processing, aluminum, rock products (cement, lime and gypsum), mining and mineral processing, glass, pulp and paper. In addition, APHI produces other products derived from magnesite which are used in wastewater treatment plants, chemical processing industries and as an animal feed supplement.

     APHI operates nine manufacturing facilities in North America, including facilities in Aurora, Illinois, Brownsville, Texas, Chicago Heights, Illinois, Erwin, Tennessee, Maple Grove, Ohio, Ontario, Canada and Mexico (in which it has a 50% interest). APHI also operates a sea-water magnesite extraction facility in Port St. Joe, Florida and the only magnesite mine in North America located in Gabbs, Nevada.

     In connection with the Merger, on January 30, 1998, Refraco, Adience, Inc., a wholly-owned subsidiary of Refraco ("Adience"), Refraco Holdings Limited, a wholly-owned subsidiary of Adience ("UK Holdings"), and Refraco (U.K.) Limited, a wholly-owned subsidiary of UK Holdings ("UK Limited"), entered into an Amended and Restated Credit Agreement (the "Credit Agreement") among Refraco, Adience, UK Holdings, UK Limited, various banks and Bankers Trust Company ("Bankers Trust"), as Administrative Agent. The Credit Agreement provides for total borrowings of up to $260.0 million. The incremental borrowings of approximately $115.0 million under the Credit Agreement were used to (i) pay a portion of the consideration required to consummate the


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Merger (including the repayment of certain indebtedness of APHI referred to above) and to pay related transaction expenses and (ii) repay outstanding bank debt previously incurred under the Credit Agreement. Upon completion of the funding of the Merger, approximately $278.4 million was outstanding under the Credit Agreement.

     The Credit Agreement is comprised of six tranches of term loans and a revolving credit facility. Interest on amounts outstanding under the Credit Agreement is payable quarterly based upon the prime rate or the Eurodollar rate plus, in each case, the applicable margin, which in the case of the term loans is 1.5%, 2.0% and 2.25%, respectively, above the prime rate and 2.5%, 3.0% and 3.25%, respectively, above the Eurodollar rate. The applicable margin in respect of the revolving credit facility is 1.5% above the prime rate and 2.5% above the Eurodollar rate. The variable components of these rates are subject to periodic adjustment based on the leverage ratios maintained by the borrowers. Three tranches of term loans have an average eight-year term; the remaining three tranches have an average six-year term. Each of the term loans requires periodic mandatory amortization payments.
The revolving credit facility has approximately five years remaining on its initial six-year term.

     The indebtedness incurred under the Credit Agreement is secured by a blanket lien on the assets of Adience, UK Holdings and UK Limited and their respective subsidiaries.

     Concurrently with the execution of the Credit Agreement, Refraco also entered into a Third Amendment to the Term Loan Agreement, dated as of January 30, 1998 (the "Term Loan Agreement"), with various banks and Bankers Trust, as Administrative Agent. The initial borrowings in April 1997 under the Term Loan Agreement, which were approximately $60 million, were used to finance a portion of the acquisition price required to consummate the purchase by the Company, on April 15, 1997, of all of the outstanding shares of Hepworth Refractories, Ltd., a manufacturer and distributor of refractory products and services, from Hepworth P.L.C. for approximately $104 million, including related transaction expenses. Such amendment to the Term Loan Agreement reflects the consent of the lenders thereto to the Merger and also adjusts certain financial covenants to give effect to the Merger.

     Interest on amounts outstanding under the Term Loan Agreement is payable quarterly based upon the prime rate plus 2.75% or the Eurodollar rate plus 3.75%. The term of the indebtedness arising under the Term Loan Agreement is eight years.

     The indebtedness incurred under the Term Loan Agreement is secured by, among other things, a guaranty by the Company. The guaranty of the Company is secured by its pledge of common stock, par value $.01 per share ("Superior Common Stock"), of Superior TeleCom Inc. owned by the Company with a market value of $60 million.

     For further information with respect to the Credit Agreement and the Third Amendment to the Term Loan Agreement, reference is made to such agreements, which are Exhibits 2 and 3, respectively, hereto and which are incorporated herein by reference.


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Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

     (a),(b)

     In accordance with Instruction 4 of this Item 7, financial statements required by this Item will be filed by an amendment to this initial report on Form 8-K not later than 60 days after the date hereof.

(c)  Exhibits

     Exhibit 1 - Agreement and Plan of Merger, dated as of January 18, 1998, among The Alpine Group, Inc., Refraco Inc., American Premier Holdings, Inc. and the stockholders of American Premier Holdings, Inc. listed therein.

     Exhibit 2 - Amended and Restated Credit Agreement, dated as of January 30, 1998, among Refraco Inc., Adience, Inc., Refraco Holdings Limited, Refraco (U.K.) Limited, various banks and Bankers Trust Company, as Administrative Agent.

     Exhibit 3 - Third Amendment to the Term Loan Agreement, dated as of January 30, 1998, between Refraco Inc., various banks and Bankers Trust Company, as Administrative Agent.


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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: February 13, 1998           THE ALPINE GROUP, INC.



                                   By:/s/ Bragi F. Schut
                                      ------------------
                                      Bragi F. Schut
                                      Executive Vice President


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                                    EXHIBIT INDEX
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

 Exhibit                       Description
--------   ----------------------------------------------------------
   1 Agreement and Plan of Merger, dated as of January 18, 1998, among The Alpine Group, Inc., Refraco Inc., American Premier Holdings, Inc. and the stockholders of American Premier Holdings, Inc. listed therein.

   2 Amended and Restated Credit Agreement, dated as of January 30, 1998, among Refraco Inc., Adience, Inc., Refraco
           Holdings Limited, Refraco (U.K.) Limited, various banks and Bankers Trust Company, as Administrative Agent.

   3 Third Amendment to the Term Loan Agreement, dated as of January 30, 1998, between Refraco Inc., various banks and Bankers Trust Company, as Administrative Agent.


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